                      LETTERHEAD OF MIP PROPERTIES, INC.


                                                              September 11, 1995

                             AN IMPORTANT REMINDER
                             ---------------------

Dear Stockholder:

Proxy material relating to the 1995 Special Meeting of Stockholders of MIP Properties, Inc. was previously mailed to you. According to our records, your proxy card for this important meeting, which is scheduled for Wednesday, September 27, 1995, has not yet been received.

Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. For the reasons set forth in the proxy materials previously mailed to you, THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. You are encouraged to sign, date and mail the enclosed duplicate proxy today because a vote to abstain or a non-vote has the same effect as a vote against the Merger.

Thank you for your continued support. Please call me at 1-800-647-4481 if you have any questions.

                                              Very truly yours,



                                              Carl C. Gregory, III
                                              Chairman of the Board
                                              Chief Executive Officer

                IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE
                 ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.